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               Consent of Ernst & Young LLP, Independent Auditors


We consent to the incorporation by reference in (i) the Registration Statement (Form S-8 No. 333-82765) pertaining to the Authorize.Net Corporation Stock Incentive Plan, the Haggle Online, Inc. Stock Option Agreement and the IQC Corporation Stock Option Agreement; (ii) the Registration Statement (Form S-8 No. 333-63729) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Silicon Investor, Inc. 1996 Stock Plan; (iii) the Registration Statement (Form S-3 No. 333-63725) pertaining to the registration of 1,295,536 shares of Common Stock of Go2Net, Inc.; (iv) the Registration Statement (Form S-3 No. 333-76069) pertaining to the registration of 717,390 shares of Common Stock of Go2Net, Inc.; and (v) the Registration Statement (Form S-8 No. 333-76071) pertaining to the Go2Net, Inc. 1996 Stock Option Plan and Web21 Stock Option Plan, of our report dated June 25, 1999 with respect to the financial statements of IQC Corporation included in this Current Report (Form 8-K/A) of Go2Net, Inc. filed July 27, 1999.


                                                  ERNST & YOUNG LLP

Los Angeles, California
July 23, 1999